                                                                    EXHIBIT 2(g)

                            ASSET PURCHASE AGREEMENT

ASSET PURCHASE AGREEMENT, dated as of February 11, 1999, by and between US Diagnostic Inc., a Delaware corporation ("USD"), and United Radiology Associates, Inc., a Texas corporation ("URA").

                                   WITNESSETH:
                                   -----------

         WHEREAS, USD owns certain assets relating to the South Central Regional Billing Office, South Central Regional Corporate Office, Hamilton Wolfe Westside and the San Antonio Operations Office described on EXHIBIT A to this Agreement (collectively, the "Assets"); and

         WHEREAS, subject to the limitations and exclusions contained in this Agreement and on the terms and conditions hereinafter set forth, USD desires to sell, and URA desires to purchase, the Assets (the "Acquisition"); and

         WHEREAS, in addition, URA desires to acquire from USD, and USD desires to sell to URA, 100% of the outstanding capital stock of U.S. Imaging, Inc. ("USI"), which capital stock is being acquired pursuant to that certain Stock Purchase Agreement by and among USI, USD and URA of even date herewith (the "Stock Purchase Agreement"); and

         NOW THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements herein contained, the parties hereto do hereby agree as follows:

                                    ARTICLE I
                         PURCHASE AND SALE OF THE ASSETS
                         -------------------------------

         1.01. AGREEMENT TO PURCHASE. At the Closing, URA shall purchase the Assets from USD, upon and subject to the terms and conditions of this Agreement, in exchange for the Purchase Price (as defined in Section 1.02 hereof).

         1.02. PURCHASE PRICE. Subject to the terms and conditions of this Agreement, in reliance on the representations, warranties and agreements of USD contained herein, and in full and complete consideration of the sale, assignment, transfer and delivery of the Assets, the purchase price (the "Purchase Price") for the Assets shall be $50,000 (Fifty Thousand Dollars) payable by delivery of the Promissory Note pursuant to the Stock Purchase Agreement.

         1.03. PURCHASE PRICE ALLOCATION. The Purchase Price shall be allocated among the Assets as set forth on SCHEDULE 1.03, if necessary. The parties shall, for tax purposes, report the transactions contemplated by this Agreement in accordance with such allocation.

         1.04. CLOSING. The Closing of the transactions contemplated by this Agreement will take place at the offices of USD or at such other place as the parties may agree in writing at 5:00 p.m. (local time) on February 12, 1999, or at such other time as the parties may agree in writing (the "Closing Date").

         1.05. FURTHER ASSURANCES. After the Closing, each party hereto shall from time to time, at the request of any other party hereto and without further cost or expense to the requesting party, execute and deliver such other instruments of conveyance and transfer and take such other actions as the requesting party may reasonably request, in order to carry out the intent of this Agreement and the documents referred to herein.

                                   ARTICLE II
                      REPRESENTATIONS AND WARRANTIES OF USD
                      -------------------------------------

         USD hereby represents, covenants and warrants to URA as follows:

         2.01. ORGANIZATION, GOOD STANDING. USD is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to carry on its business as it is now being conducted and to own the properties and assets it now owns.

         2.02. AUTHORIZATION, ETC. USD has corporate power and authority to enter into this Agreement and to carry out the transactions contemplated hereby. USD has taken all action required by law, its charter documents, or otherwise to be taken by it to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and this Agreement is a valid and binding agreement of USD enforceable in accordance with its terms.

         2.03. BROKERS AND FINDERS. Neither USD nor any of its officers, directors or employees, has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated by this Agreement.

         2.04. TITLE TO ASSETS. Except as set forth on SCHEDULE 2.04, USD is the lawful owner of, and has title to, the Assets free and clear of all mortgages, security interests, liens, pledges, charges, encumbrances, and claims of any and all kinds.




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                                   ARTICLE III
                      REPRESENTATIONS AND WARRANTIES OF URA
                      -------------------------------------

         URA represents and warrants to USD as follows:

         3.01. CORPORATE ORGANIZATION; ETC. URA is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas and has the power and authority to carry on its business as now being conducted and to own the properties and assets it now owns.

         3.02. AUTHORIZATION, ETC. URA has corporate power and authority to enter into this Agreement and to carry out the transactions contemplated hereby. URA has taken all action required by law, its Articles of Incorporation and By-Laws or otherwise to authorize the execution and delivery of this Agreement and the transactions contemplated hereby, and this Agreement is a valid and binding agreement of URA enforceable against URA in accordance with its terms. URA has the absolute and unrestricted right, power, and authority to execute, deliver, and perform its obligations under, this Agreement (and the agreements referenced herein). No filing by URA under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 is required in connection with the Acquisition.

         3.03. CERTAIN PROCEEDINGS. There is no pending proceeding that has been commenced against URA that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the transactions contemplated hereby. To URA's actual knowledge, no such proceeding has been threatened.

         3.04 BROKERS OR FINDERS. Neither URA nor any of its officers, directors, employees or shareholders has employed any broker or finder, or incurred any liability, contingent or otherwise, for any brokerage fees, commissions, finders' fees or other similar payment in connection with the transactions contemplated by this Agreement and will indemnify and hold USD harmless from any such payment alleged to be due by or through URA as a result of the action of URA or any of its officers, directors, employees or shareholders.

                                   ARTICLE IV
                            COVENANTS OF USD AND URA
                            ------------------------

         The parties hereto hereby covenant and agree as follows:

         4.01. CONSENTS. USD will use its best efforts to assist URA in obtaining all necessary approvals from any governmental agencies or departments as may be necessary or desirable in connection with the Acquisition.


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

         4.02. SUPPLEMENTS TO SCHEDULES. From time to time prior to the Closing, USD will promptly supplement or amend any Schedule hereto with respect to any matter hereafter arising which, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in any such Schedule. No supplement or amendment of any such Schedule shall be deemed to be a breach of any representation or warranty made in this Agreement.

         4.03. RELEASE AND ASSUMPTION OF DEBT. URA hereby covenants and agrees to take any and all action necessary to, effective prior to or on the Closing Date, (i) to relieve USD from any and all obligations under or relating to (A) the instruments and agreements listed on SCHEDULE 4.03 and (B) any and all other instruments or agreements relating to the Assets (collectively, the "Assumed Obligations") so as to fully and completely extinguish any and all liabilities USD may have with respect to such Assumed Obligations. Any such action shall include, but not be limited to, the assumption of the Assumed Obligations by URA or, on URA's behalf, by a third party. All such releases and instruments related to the foregoing shall be in forms satisfactory to counsel for USD.

         4.04. URA ACKNOWLEDGES AND AGREES THAT USD IS SELLING THE ASSETS TO URA AS IS AND WHERE IS, IN THEIR EXISTING STATE AND PHYSICAL CONDITION AND LOCATION WITH ALL FAULTS, AND USD SHALL NOT BE DEEMED TO HAVE MADE, AND USD HEREBY EXPRESSLY DISCLAIMS, ALL REPRESENTATIONS AND WARRANTIES, EITHER EXPRESS OR IMPLIED, AS TO ANY MATTER RELATING WHATSOEVER TO THE ASSETS INCLUDING, WITHOUT LIMITATION, (A) THE CONDITION OF THE ASSETS, (B) THE MERCHANTABILITY, SUITABILITY OR THE FITNESS FOR ANY PARTICULAR PURPOSE THEREOF, (C) THE QUALITY OF THE MATERIAL OR WORKMANSHIP OF THE ASSETS OR ANY PART THEREOF, (D) THE CONFORMITY THEREOF TO SPECIFICATIONS, (E) THE OPERATION, PERFORMANCE OR MAINTENANCE OF THE ASSETS, (F) FREEDOM FROM PATENT OR TRADEMARK INFRINGEMENT AND
(G) THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, IT BEING AGREED THAT ALL SUCH RISKS, OBLIGATIONS AND LIABILITIES AS AMONG URA AND USD ARE TO BE BORNE BY URA. USD ALSO SHALL NOT BE LIABLE FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING LIABILITY IN TORT, STRICT LIABILITY OR OTHERWISE) RELATING WHATSOEVER TO THE ASSETS. THE PROVISIONS OF THIS SECTION HAVE BEEN NEGOTIATED BY THE PARTIES AND THE FOREGOING PROVISIONS ARE INTENDED TO BE A COMPLETE EXCLUSION AND NEGATION OF REPRESENTATIONS AND WARRANTIES BY USD, EXPRESS OR IMPLIED, WITH RESPECT TO THE ASSETS, WHETHER PURSUANT TO ANY LAW NOW OR HEREAFTER IN EFFECT, IN EQUITY OR OTHERWISE.




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




                                    ARTICLE V
                         CONDITIONS TO USD'S OBLIGATIONS
                         -------------------------------

         Each and every obligation of USD under this Agreement to be performed on or before the Closing shall be subject to the satisfaction, on or before the Closing, of each of the following conditions, unless waived in writing by USD:

         5.01. REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties of URA contained herein shall be in all material respects true and accurate as of the date when made and at and as of the Closing as though such representations and warranties were made at and as of such date, except for changes expressly permitted or contemplated by the terms of this Agreement.

         5.02. PERFORMANCE. URA shall have performed and complied with all agreements, obligations and conditions required by this Agreement to be performed or complied with by it on or prior to the Closing.

         5.03. NO GOVERNMENTAL PROCEEDING OR LITIGATION; HSR. No suit, action, investigation, inquiry or other proceeding by any governmental body or other person or legal or administrative proceeding shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby. The waiting period, if applicable, and any extensions thereof, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 shall have expired.

         5.04. NO INJUNCTION. On the Closing Date there shall be no injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction directing that the transactions provided for herein or any of them not be consummated as so provided or imposing any conditions on the consummation of the transactions contemplated hereby which USD deems unacceptable in its sole discretion.

         5.05. ITEMS TO BE DELIVERED AT CLOSING BY URA. At the Closing, URA shall deliver to USD (i) the Promissory Note; (ii) an officer's certificate of URA that the representations and warranties contained in Article III of this Agreement are true and correct in all material respects at and as of the Closing Date as if made on the Closing Date (except for representations and warranties specifically relating to a time or times other than the Closing Date, which shall be true and correct in all material respects at such time or times); and
(iii) an executed copy of the Stock Purchase Agreement.

         5.06. FAIRNESS OPINION. USD shall have received a fairness opinion from an investment banking firm, appraisal firm or accounting firm, in each case of national standing, to the effect that the transactions contemplated by this Agreement and the agreements referenced herein are fair to USD from a financial point of view.

         5.07. ASSUMED DEBT. USD shall have been fully and completely released and relieved of all liabilities and obligations under the debt instruments listed on SCHEDULE 4.03 hereto to the reasonable satisfaction of counsel to USD.

                                   ARTICLE VI
                         CONDITIONS TO URA'S OBLIGATIONS
                         -------------------------------

         Each and every obligation of URA under this Agreement to be performed on or before the Closing shall be subject to the satisfaction, on or before the Closing, of each of the following conditions, unless waived in writing by URA:

         6.01. REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties contained in Article II hereof, the Schedules and in all certificates and other documents delivered and to be delivered by USD pursuant hereto or in connection with the transactions contemplated hereby shall be true, complete and accurate in all material respects as of the date when made and at and as of the Closing Date as though such representations and warranties were made at and as of such date, except for changes expressly permitted or contemplated by the terms of this Agreement and except for representations expressly made as of a particular date.

         6.02. PERFORMANCE. USD shall have performed and complied, in all material respects, with all agreements, obligations and conditions required by this Agreement to be performed or complied with by it on or prior to the Closing.

         6.03. NO GOVERNMENT PROCEEDING OR LITIGATION. No suit, action, investigation, inquiry or other proceeding by any governmental body or other person or legal or administrative proceeding shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby.

         6.04. NO INJUNCTION. On the Closing Date there shall be no injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction directing that the transactions provided for herein or any of them not be consummated as so provided or imposing any conditions on the consummation of the transactions contemplated hereby which URA deems unacceptable in its sole discretion.

         6.05. DELIVERIES BY USD. At the Closing, USD shall deliver to URA:

         (i) A Bill of Sale in the form of EXHIBIT B;

         (ii) An officer's certificate of USD that the representations and warranties contained in Article II of this Agreement are true and correct in all material respects at and as of the Closing Date as if made on the Closing Date (except for representations and warranties




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specifically relating to a time or times other than the Closing Date, which shall be true and correct in all material respects at such time or times) after giving full effect to any supplements to the Schedules which were delivered by USD to URA prior to or on the Closing Date; and

         (iii) An executed copy of the Stock Purchase Agreement.

                                   ARTICLE VII
                             INTENTIONALLY OMITTED
                             ---------------------

                                  ARTICLE VIII
                   SURVIVAL OF REPRESENTATIONS AND WARRANTIES
                   ------------------------------------------

         8.01. SURVIVAL OF WARRANTIES; INVESTIGATION. The representations, warranties and agreements of USD and URA contained herein or in any certificates or other documents delivered prior to or at the Closing shall survive the Closing for a period of one (1) year and not be deemed waived or otherwise affected by any investigation made by any party hereto.

                                   ARTICLE IX
                           TERMINATION AND ABANDONMENT
                           ---------------------------

         9.01. METHODS OF TERMINATION . This Agreement may be terminated at any time prior to or on the Closing Date:

         (a) By mutual consent of URA and USD; or

         (b) By a party hereto, if there has been a material violation or breach by the other party of any agreement, representation or warranty made by it contained in this Agreement which, if curable, has not been cured within 15 days after receipt of notice; or

         (c) By either party, if the Closing has not occurred (other than through the failure of any party seeking to terminate this Agreement to comply fully with its obligations under the Agreement) on or before February 12, 1999, or such later date as the parties may agree; or

         (d) (i) by USD, if any of the conditions in Article V have not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of USD to comply with its obligations under this Agreement) and USD has not waived such condition on or before the Closing Date;

         (ii) by URA, if any of the conditions in Article VI have not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through



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the failure of URA to comply with its obligations under this Agreement) and URA has not waived such condition on or before the Closing Date.

         9.02. PROCEDURE UPON TERMINATION. In the event of termination pursuant to Section 9.01 hereof, notice thereof shall forthwith be given to the other parties hereto and the transactions contemplated by this Agreement shall be terminated, without further action by the parties hereto. If the transactions contemplated by this Agreement are terminated as provided herein:

         (a) Each party will redeliver all documents, work papers and other material of any other party relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to the party furnishing the same;

         (b) All confidential information received by any party hereto with respect to the business of any other party shall be treated in accordance with
Section 11.09 hereof; and

         (c) No party hereto shall have any liability or further obligation to any other party to this Agreement except as stated in subparagraphs (a) and (b) of this Section 9.02, PROVIDED, HOWEVER, that if such termination is a result of the failure of any condition set forth in Article VI hereof, URA shall be entitled to recover from USD all out-of-pocket costs which URA has incurred (including reasonable attorney"s fees and expenses).

                                    ARTICLE X
                                 INDEMNIFICATION
                                 ---------------

         10.01. INDEMNIFICATION BY USD. In the event that the transactions contemplated by this Agreement are consummated, USD shall indemnify URA and each of its officers and directors and hold each of them harmless from, against and in respect of and shall on demand reimburse such persons for: (i) all its losses, liabilities, damages, costs and expenses arising from any material misrepresentation or material breach of any representation, warranty, covenant or agreement on the part of USD under this Agreement; (ii) to the fullest extent allowed by law, any and all actions, suits, claims, or legal, administrative, arbitration, governmental or other proceedings or investigations brought by a shareholder of the Company and/or of USD relating to the Acquisition; and (iii) any and all actions, suits, proceedings, elections, demands, assessments, judgments, costs and expenses, including without limitation, reasonable legal fees and expenses, incident to the foregoing or incurred in investigating or attempting to avoid same or to oppose the imposition thereof, or in enforcing this indemnity. Notwithstanding the foregoing, in the event that a court of competent jurisdiction having final adjudicative authority and from which no appeal is available shall determine that URA is not entitled to indemnification, then URA shall not be entitled to recover its legal fees with respect to such claim from USD.

         10.02. INDEMNIFICATION BY URA. In the event that the transactions contemplated by this Agreement are consummated, URA shall indemnify USD and hold it harmless from, against and



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in respect of and shall on demand reimburse USD for: (i) all its losses, liabilities, damages, costs and expenses arising from or in connection with any misrepresentation or breach of any representation, warranty, covenant or agreement on the part of URA under this Agreement and (ii) any and all actions, suits, proceedings, elections, demands, assessments, judgments, costs and expenses, including without limitation, reasonable legal fees and expenses, incident to any of the foregoing or incurred in investigating or attempting to avoid same or to oppose the imposition thereof, or in enforcing this indemnity. Notwithstanding the foregoing, in the event that a court of competent jurisdiction having final adjudicative authority and from which no appeal is available shall determine that USD is not entitled to indemnification then USD shall not be entitled to recover its legal fees with respect to such claim from URA.

         10.03. PROCEDURES FOR INDEMNIFICATION. Promptly after receipt by an indemnified party under Section 10.01 or 10.02 of notice of the commencement of any action for which indemnification may be available under Section 10.01 or 10.02, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under such action, give notice to the indemnifying party of the commencement thereof, but the failure to so notify the indemnifying party shall not relieve it of any liability that it may have to any indemnified party except to the extent the indemnifying party demonstrates that the defense of such action is prejudiced thereby. In case any such action shall be brought against an indemnified party and it shall give notice to the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall elect, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such section for any fees of other counsel or any other expenses, in each case subsequently incurred by such indemnified party in connection with the defense thereof, other than reasonable costs of investigation and costs and expenses of legal counsel, if the indemnified party and the indemnifying party are both parties to the action and the indemnified party has been advised by counsel that there may be one or more defenses available to it and not available to the indemnifying party. If an indemnifying party assumes the defense of such an action (a) no compromise or settlement thereof may be effected by the indemnifying party without the indemnified party's consent (which shall not be unreasonably withheld) unless
(i) there is no finding or admission of any violation of law or any violation of the rights of any person and no effect on any other claims that may be made against the indemnified party and (ii) the sole relief provided is monetary damages that are paid in full by the indemnifying party and (b) the indemnifying party shall have no liability with respect to any compromise or settlement thereof effected without its consent (which shall not be unreasonably withheld). If notice is given to an indemnifying party of the commencement of any action and it does not, within ten days after the indemnified party's notice is given, give notice to the indemnified party of its election to assume the defense thereof, the indemnifying party shall be bound by any determination made in such action or any compromise or settlement thereof effected by the indemnified party. Notwithstanding the foregoing, if an indemnified party determines in good faith that there is a reasonable probability that an action may materially and adversely affect it or its affiliates other than as a result of monetary damages, such indemnified party may, by notice to the indemnifying party, assume the exclusive right to defend, compromise or settle such action, but the indemnifying party shall have the right to participate in such action and not be bound by any determination of an action so defended or any compromise or settlement thereof effected without its consent (which shall not be unreasonably withheld).

         10.04. SATISFACTION OF INDEMNIFICATION CLAIMS. All indemnification obligations pursuant to Article X shall be paid within a reasonable period of time after a claim for indemnification has been made and its validity finally determined.

         10.05. LIMITATION ON CLAIMS. In order to be entitled to indemnification under this Article X, a claim for indemnification under this Article X must be brought within one (1) year of the Closing Date. USD shall not be required to indemnify URA under Section 10.01 or otherwise unless and only to the extent that the amount of any loss, liability, damage or expense for which URA seeks indemnification under Section 10.01 or otherwise, when aggregated with all other such losses, liabilities, damages or expenses exceeds $200,000, to a maximum aggregate indemnification of $500,000 under Section 10.01 or otherwise; provided, however, that the limitations on indemnification contained in this sentence shall not apply to indemnification by USD pursuant to Section 10.01(ii).

                                   ARTICLE XI
                            MISCELLANEOUS PROVISIONS
                            ------------------------

         11.01. WAIVER OF COMPLIANCE. Any failure of USD, on the one hand, or URA, on the other, to comply with any obligation, covenant, agreement or condition herein may be expressly waived in writing by the Chairman of the Board or President of URA or USD, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

         11.02. EXPENSES; TRANSFER TAXES Whether or not the transactions contemplated by this Agreement shall be consummated, each party agrees that all fees and expenses incurred by it in connection with this Agreement shall be borne by it, including, without limitation, all fees of counsel and accountants. URA agrees that it will pay all transfer or other taxes which may be payable in connection with the Acquisition.

         11.03. NOTICES. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or if mailed, certified or registered mail, return receipt requested, with postage prepaid or if delivered to an overnight courier that guarantees next-day delivery.





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


a)       If to USD, to:
         US Diagnostic Inc.
         777 South Flagler Drive
         Suite 1201 East
         West Palm Beach, Florida  33401
         Attention: Joseph A. Paul
         Telephone: (561) 832-0006
         Telecopy: (561)833-8391

         or to such other person or address as USD shall furnish to URA in writing.

b)       If to URA, to:
         Todd Richey, President
         United Radiology Associates, Inc.
         1003 South Loop West, Suite 510
         Houston, Texas   77054

         with a copy to:
         Lewis K. Harley, P.C.
         5433 Westheimer Road, Suite 1014
         Houston, Texas   77057

         or to such other person or address as URA shall furnish to USD in writing.

         11.04. ASSIGNMENT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other parties hereto.

         11.05. PUBLICITY. Neither USD nor URA shall make or issue, or cause to be made or issued, any announcement or written statement concerning this Agreement or the transactions contemplated hereby for dissemination to the general public without the prior consent of the other party. This provision shall not apply, however, to any announcement or written statement required to be made by law or the regulations of any federal or state governmental agency or any stock exchange, except that the party required to make such announcement shall, whenever practicable, consult with the other party concerning the timing and content of such announcement before such announcement is made.

         11.06. GOVERNING LAW; JURISDICTION; COUNTERPARTS; HEADINGS. This Agreement and the legal relations among the parties hereto shall be governed by and construed in accordance with the laws of the State of Texas, without regard to its conflicts of law doctrine. The parties hereto (a) hereby irrevocably and unconditionally submit to the exclusive jurisdiction of the courts of the State of Texas located in Harris County or in the United States District Court for the Southern District of Texas for purposes of any suit, action or other proceeding arising out of this Agreement or the subject matter hereof brought by any party hereto, and (b) hereby waive and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper, or that this Agreement or the subject matter hereof may not be enforced in or by such court, and (c) hereby waives in any such action, suit, or proceeding any offsets or counterclaims. Each party hereto hereby consents to service of process by certified mail at the address set forth in Section 11.03 hereof and agrees that its submission to jurisdiction and its consent to service of process by mail is made for the express benefit of the other parties hereto. Final judgment against any party hereto in any action, suit or proceeding shall be conclusive, and may be enforced in other jurisdictions by suit, action or proceeding on the conclusive evidence of the fact and of the amount of any indebtedness or liability of such party therein described. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The headings of the Sections and Articles of this Agreement are inserted for convenience only and shall not constitute a part hereof or affect in any way the meaning or interpretation of this Agreement.

         11.07. ENTIRE AGREEMENT. This Agreement, including the Exhibits and Schedules hereto, and the other documents and certificates delivered pursuant to the terms hereof, including but not limited to the Stock Purchase Agreement, set forth the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein, and supersede all prior agreements, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto.

         11.08. THIRD PARTIES. Except as specifically set forth or referred to herein, nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person or corporation other than the parties hereto and their successors or assigns, any rights or remedies under or by reason of this Agreement.

         11.09. CONFIDENTIALITY. Each party hereto will hold and will cause its consultants and advisors to hold in strict confidence, unless compelled to disclose by judicial or administrative process or, in the opinion of its counsel, by other requirements of law, all documents and information concerning the other party furnished it by such other party or its representatives in connection with the transactions contemplated by this Agreement (except to the extent that such information can be shown to have been (i) previously known by the party to which it was furnished, or (ii) later lawfully acquired from other sources by the party to which it was furnished), and each party will not release or disclose such information to any other person, except its auditors, attorneys, financial advisors, bankers and other consultants and advisors in connection with this Agreement. If the transactions contemplated by this Agreement are not consummated, such confidence shall be maintained except to the extent such information comes into the public domain through no fault of the party required to hold it in confidence, and such information shall not be used to the detriment of, or in relation to any investment in, the other party and all such documents (including copies thereof) shall be returned to the other party immediately upon the written request of such other party. Each party shall be deemed to have satisfied its obligation to hold confidential information concerning or supplied by the other party if it exercises the same care as it takes to preserve confidentiality for its own similar information.

                           [INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have caused this Asset Purchase Agreement to be duly executed all as of the day and year first above written.

US DIAGNOSTIC INC.


By: /s/ Joseph A. Paul
    ---------------------------------------
    Joseph A. Paul, Chief Executive Officer
    and President



UNITED RADIOLOGY ASSOCIATES, INC.



By: /s/ Todd Richey
    ---------------------------------------
        Todd Richey, President

                                    EXHIBIT A

                                 LIST OF ASSETS

1. See Fixed Asset Summary Report attached to Schedule A to Exhibit B hereof.

2.       SOUTH CENTRAL REGIONAL BILLING OFFICE:

         a. Standard Commercial Lease by and between LA Houston Properties, Inc. a California limited partnership, as Lessor, and U.S. Imaging, Inc., a Texas corporation and wholly-owned subsidiary of USD, as Lessee, commencing July 1, 1995 for 38 months, expiring August 31, 1998, as amended by a Modification and Ratification Lease between the parties dated March 12, 1998 extending the lease term from August 31, 1998 to August 31, 2003.

         b. Lease between Copyco Inc., a Toshiba company, and USD for a photocopier and accessories dated April 24, 1997 for 36 months.

         c. Lease Account No. 2175637 dated January 30, 1997 between Pitney Bowes Credit Corporation and USD for a postage meter and accessories for a 39-month lease term.

         d. Lease Agreement referencing Contract #070936404 dated June 10, 1998 between Xerox Corporation and USD for a photocopier for a 36-month lease term.

3.       HAMILTON WOLFE WESTSIDE:

         a. Lease Agreement by and between General Investment Corporation, as Lessor, and Hamilton Wolfe Imaging, Inc., n/k/a San Antonio Diagnostic Imaging, Inc. commencing August 1, 1996, expiring July 31, 2001.

4.       SAN ANTONIO OPERATIONS OFFICE:

         a. Sublease Agreement dated November 1, 1996 between Sunport Medical Corporation, as sublessor, and San Antonio Diagnostic Imaging, Inc., as sublessee for a term of 62 months commencing on November 1, 1996, and expiring on December 31, 2001.

         b. Lease between American Business Credit Corporation and USD d/b/a/ San Antonio Diagnostic Imaging, Inc. dated May 7, 1997 for office equipment for a 60-month term.

                                    EXHIBIT B

                              FORM OF BILL OF SALE

                                  BILL OF SALE

         US Diagnostic Inc., a Delaware corporation ("Grantor"), for and in consideration of the obligations, promises and covenants undertaken by United Radiology Associates, Inc., a Texas corporation ("Grantee"), in the Asset Purchase Agreement dated as of February 11, 1999 by and between Grantor and Grantee, the receipt and sufficiency of which is hereby acknowledged, grants, bargains, sells, transfers and delivers unto Grantee and Grantee's legal representatives, successors and assigns all of Grantor's right, title and interest in and to the assets described on Schedule A (the "Assets").

         TO HAVE AND TO HOLD the same unto Grantee, its legal representatives, successors and assigns forever.

         AND Grantor hereby warrants that Grantor is the lawful owner of, and has title to, the Assets and hereby transfers to Grantee all of Grantor's right, title and interest in and to the Assets free and clear of all mortgages, security interests, liens, pledges, charges, encumbrances, and claims of any and all kinds.

         Grantee expressly acknowledges that: (i) the sale of the Assets hereunder is expressly on an "AS IS, WHERE IS, WITH ALL FAULTS" physical condition; (ii) Grantee has inspected the Assets; and (iii) GRANTOR SHALL NOT BE DEEMED TO HAVE MADE, AND GRANTOR HEREBY EXPRESSLY DISCLAIMS, ALL REPRESENTATIONS AND WARRANTIES, EITHER EXPRESS OR IMPLIED, AS TO ANY MATTER RELATING WHATSOEVER TO THE ASSETS INCLUDING, WITHOUT LIMITATION, (A) THE CONDITION OF THE ASSETS,
(B) THE MERCHANTABILITY, SUITABILITY OR THE FITNESS FOR ANY PARTICULAR PURPOSE THEREOF, (C) THE QUALITY OF THE MATERIAL OR WORKMANSHIP OF THE ASSETS OR ANY PART THEREOF, (D) THE CONFORMITY THEREOF TO SPECIFICATIONS, (E) THE OPERATION, PERFORMANCE OR MAINTENANCE OF THE ASSETS, (F) FREEDOM FROM PATENT OR TRADEMARK INFRINGEMENT AND (G) THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, IT BEING AGREED THAT ALL SUCH RISKS, OBLIGATIONS AND LIABILITIES AS AMONG GRANTOR AND GRANTEE ARE TO BE BORNE BY GRANTEE. GRANTEE FURTHER EXPRESSLY ACKNOWLEDGES THAT GRANTOR SHALL NOT BE LIABLE FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING LIABILITY IN TORT, STRICT LIABILITY OR OTHERWISE) RELATING WHATSOEVER TO THE ASSETS. THIS LIMITATION SHALL NOT BE MERGED INTO ANY DOCUMENTS DELIVERED TO GRANTEE ON THE CLOSING DATE AND SHALL SURVIVE CLOSING.

         This Bill of Sale shall be governed by the laws of the State of Texas, without regard to principles of conflicts of law.

         IN WITNESS WHEREOF, Grantor has caused this Bill of Sale to be executed this 12 day of February, 1999.

                                          US DIAGNOSTIC INC.



                                          By: /s/ Joseph A. Paul
                                             -------------------------------
                                             Joseph A. Paul, Chief Executive
                                             Officer and President

                                   SCHEDULE A

                                 LIST OF ASSETS

1.       See attached Fixed Asset Summary Report for an inventory list.

2.       SOUTH CENTRAL REGIONAL BILLING OFFICE:

         a. Standard Commercial Lease by and between LA Houston Properties, Inc. a California limited partnership, as Lessor, and U.S. Imaging, Inc., a Texas corporation and wholly-owned subsidiary of USD, as Lessee, commencing July 1, 1995 for 38 months, expiring August 31, 1998, as amended by a Modification and Ratification Lease between the parties dated March 12, 1998 extending the lease term from August 31, 1998 to August 31, 2003.

         b. Lease between Copyco Inc., a Toshiba company, and USD for a photocopier and accessories dated April 24, 1997 for 36 months.

         c. Lease Account No. 2175637 dated January 30, 1997 between Pitney Bowes Credit Corporation and USD for a postage meter and accessories for a 39-month lease term.

         d. Lease Agreement referencing Contract #070936404 dated June 10, 1998 between Xerox Corporation and USD for a photocopier for a 36-month lease term.

3.       HAMILTON WOLFE WESTSIDE:

         a. Lease Agreement by and between General Investment Corporation, as Lessor, and Hamilton Wolfe Imaging, Inc., n/k/a San Antonio Diagnostic Imaging, Inc. commencing August 1, 1996, expiring July 31, 2001.

4.       SAN ANTONIO OPERATIONS OFFICE:

         a. Sublease Agreement dated November 1, 1996 between Sunport Medical Corporation, as sublessor, and San Antonio Diagnostic Imaging, Inc., as sublessee for a term of 62 months commencing on November 1, 1996, and expiring on December 31, 2001.

         b. Lease between American Business Credit Corporation and USD d/b/a/ San Antonio Diagnostic Imaging, Inc. dated May 7, 1997 for office equipment for a 60-month term.

                                  SCHEDULE 1.03

                            PURCHASE PRICE ALLOCATION
                            -------------------------

                                  SCHEDULE 2.04

                                 TITLE TO ASSETS
                                 ---------------





1. UCC-1 file no. 97-193097 filed with the Texas Secretary of State September 15, 1997, US Diagnostic Inc. as Debtor and Steelcase Financial Services, Inc. as Secured Party.

                                  SCHEDULE 4.03

                         RELEASE AND ASSUMPTION OF DEBT
                         ------------------------------



1.       Instrument:       Master Lease Agreement 10718,
                           Schedules 10718-4,10718-8 and 10718-10

         Date:             September 2, 1997
         Creditor:         Steelcase Financial Services Inc.
         Lessee:           US Diagnostic Inc.
         Type of Debt:     Capital Lease
         BALANCE DUE:      $64,276.07 (TO BE ASSUMED BY URA)

2.       SOUTH CENTRAL REGIONAL BILLING OFFICE:

         a. Lease between Copyco Inc., a Toshiba company, and USD for a photocopier and accessories dated April 24, 1997 for 36 months.

         b. Lease Account No. 2175637 dated January 30, 1997 between Pitney Bowes Credit Corporation and USD for a postage meter and accessories for a 39-month lease term.

         c. Lease Agreement referencing Contract #070936404 dated June 10, 1998 between Xerox Corporation and USD for a photocopier for a 36-month lease term.

3.       SAN ANTONIO OPERATIONS OFFICE:

         a. Lease between American Business Credit Corporation and USD d/b/a/ San Antonio Diagnostic Imaging, Inc. dated May 7, 1997 for office equipment for a 60-month term.















                                       6